UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2009

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

As previously reported, on February 9, 2009, Bowater Finance II LLC ("BowFin"), an indirect wholly owned subsidiary of AbitibiBowater Inc. (the "Company"), commenced private exchange offers (the "Exchange Offers") with respect to certain outstanding debt securities (the "Bowater Notes") issued by either Bowater Incorporated ("Bowater"), a wholly owned subsidiary of the Company, or Bowater Canada Finance Corporation, a wholly owned subsidiary of Bowater.

The Company has further reported that, in connection with the Exchange Offers, the Company and Bowater entered into exchange and support agreements (the "Support Agreements") with certain holders of Bowater Notes. As of February 20, 2009, the Company and Bowater have entered into Support Agreements with holders of approximately $846 million in aggregate principal amount of Bowater Notes, which represents approximately 47% of the outstanding Bowater Notes and approximately 74% of the Bowater Notes that are required to achieve the minimum tender condition in the Exchange Offers.

As contemplated, since February 9, the Company and Bowater have also entered into additional backstop commitment agreements with certain holders of Bowater Notes.

The information contained in this Current Report on Form 8−K, is furnished pursuant to Item 7.01 of Form 8−K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  The information in this report shall not be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act, except as otherwise expressly stated in such filing.  By filing this report and furnishing the information contained herein, the Company makes no admission as to the materiality of any such information.

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.

	By:	/s/ Jacques P. Vachon
Dated: February 23, 2009		Name: Jacques P. Vachon
Title: Senior Vice-President Corporate Affairs and Chief Legal Officer

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